                                                                     EXHIBIT 4.9

                                  AVANADE INC.

               EARLY EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

                           2000 STOCK INCENTIVE PLAN

      By your signature and the signature of the Company's representative below, you ("Employee") and the Company agree that you are purchasing shares of the Company's Common Stock subject to the terms and conditions of the Company's 2000 Stock Incentive Plan (the "Plan") and this Agreement. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

EMPLOYEE:                                   ___________________________________________

ADDRESS:                                    ___________________________________________

TAXPAYER I.D. NUMBER:                       ___________________________________________

GRANT DATE:                                 ___________________________________________

TYPE OF OPTION:                             Nonqualified Stock Option

EXERCISE PRICE PER SHARE:                   $__________________________________________

TOTAL NUMBER OF SHARES SUBJECT TO OPTION:   ___________________________________________

TOTAL NUMBER OF SHARES FOR WHICH OPTION     ___________________________________________

IS BEING EXERCISED NOW (THESE SHARES
ARE REFERRED TO BELOW AS "SHARES"):

TOTAL EXERCISE PRICE FOR SHARES:            $____________(Please enclose a check for this amount)

EXERCISE DATE:                              ___________________________________________

1.    EARLY EXERCISE FOR UNVESTED SHARES ________ (YOU MUST INITIAL HERE IF
      SECTION 1 APPLIES.)

      By initialing this Section 1, Employee hereby acknowledges that all or a portion of the Shares being purchased under this Agreement are not vested as of the date of exercise according to the vesting schedule contained in the agreement evidencing the Option (the "Option Agreement"). Any Shares purchased hereunder pursuant to the exercise of any portion of the Option that is unvested as of the date of exercise will be considered unvested shares (the "Unvested Shares"). The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares) in accordance with the vesting schedule contained in the underlying Option Agreement. Employee hereby grants to the Company a right to repurchase the Unvested Shares

(the "Repurchase Right for Unvested Shares") for so long as they remain Unvested Shares, subject to the terms and conditions set forth below.

      EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS SOLE RESPONSIBILITY FOR DETERMINING WHETHER TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), IN CONNECTION WITH EMPLOYEE'S EXERCISE OF THE OPTION FOR UNVESTED SHARES, AS DISCUSSED FURTHER IN SECTION 8.

2.    PAYMENT OF EXERCISE PRICE

      Prior to or concurrently with the delivery of this Agreement to the Company, Employee has delivered the exercise price for the Shares in accordance with the terms of the Plan and the Option Agreement.

3.    SECURITIES LAW COMPLIANCE

      3.1 Employee represents and warrants that Employee (a) has been furnished with a copy of the Plan and all information which Employee deems necessary to evaluate the merits and risks of the purchase of the Shares, (b) has had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) has been given the opportunity to obtain any additional information Employee deems necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

      3.2 Employee hereby confirms that Employee has been informed that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws pursuant to exemptions from registration. Employee further confirms that Employee understands that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by Employee in this Agreement.

      3.3 Employee hereby represents and warrants that Employee is purchasing the Shares for Employee's own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.

      3.4 Employee hereby confirms that Employee understands that because the Shares have not been registered under the Securities Act, Employee must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

      3.5 Employee hereby agrees that Employee will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of Employee's legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

      3.6 Employee hereby consents to the placing of a legend on Employee's certificate(s) as set forth in Section 10 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

      3.7 Employee hereby confirms that Employee understands that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Shares by Employee. Employee understands that the Company has no obligation to Employee to register the Shares with the SEC and has not represented to Employee that it will so register the Shares.

      3.8 Employee confirms that Employee has been advised, prior to Employee's purchase of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

      3.9 Employee hereby agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by Employee of, or any inaccuracy in, any representation, warranty or statement made by Employee in this Agreement or the breach by Employee of any terms or conditions of this Agreement.

4.    TRANSFER RESTRICTIONS

      4.1 RESTRICTIONS ON TRANSFER. Until the earliest of a Qualified IPO , a Corporate Transaction (other than a Related Party Transaction) or July 1, 2005, the Shares may not be sold, assigned, pledged, encumbered or otherwise transferred. If a Qualified IPO or a Corporate Transaction (other than a Related Party Transaction) has not occurred on or prior to July 1, 2005, the Shares may be sold, transferred, assigned, pledged, encumbered or otherwise transferred only in accordance with the provisions of this Agreement. Except as otherwise provided in this Agreement or in the Option Agreement, such restrictions on transfer, however, will not apply to (a) a gratuitous transfer of the Shares, provided, and only if, Employee obtains the Company's prior written consent to such transfer, (b) a transfer of title to the Shares effected pursuant to Employee's will or the laws of intestate succession, or (c) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Employee in connection with the acquisition of the Shares.

      4.2 EMPLOYEE STOCKHOLDERS AGREEMENT. The Shares will be subject to the Employee Stockholders Agreement dated as of August 4, 2000 if Employee is a party to that agreement.

      4.3 TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement, to the same extent the Shares would be so subject if retained by Employee.

5.    MARKET STANDOFF

      In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Employee or any transferee (either being referred to herein as "Employee") agrees not to sell, make any short sale of, loan, hypothecate, pledge, assign, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations will be in effect for such period of time as may be requested by the Company or its underwriters, except that in no event will such period exceed 180 days. This market standoff provision will be in effect no longer than two years after the closing date of a Qualified IPO.

6.    REPURCHASE RIGHT FOR UNVESTED SHARES

      6.1 The Company may exercise a Repurchase Right for Unvested Shares on the earlier of (a) the date Employee ceases to be employed by the Company or a Subsidiary for any reason whatsoever, including, without limitation, termination by reason of Retirement, Disability or death or with or without cause and (b) the date Employee or Employee's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of any Unvested Shares.

      6.2 The Company may exercise a Repurchase Right for Unvested Shares by giving Employee written notice within 60 days after (a) the date of such termination of employment with the Company or a Subsidiary (or exercise of the Option, if later) or (b) the date the Company has received notice of an attempted disposition. If the Company fails to give notice within such 60-day period, the Repurchase Right for Unvested Shares will terminate, unless, to the extent permitted by applicable law, Employee and the Company have extended the time for the exercise of the Repurchase Right for Unvested Shares. The Repurchase Right for Unvested Shares must be exercised, if at all, for all the Unvested Shares, except as Employee and the Company may otherwise agree.

      6.3 Payment to Employee by the Company will be made in cash (by check), by cancellation of all or any portion of outstanding indebtedness of Employee to the Company, or by any combination thereof, within 30 days after the date the Company mails the written notice of exercise of the Repurchase Right for Unvested Shares. No interest will be paid on such amount. The purchase price for each share being repurchased by the Company will be an amount equal to Employee's original cost per share, as may be adjusted as provided in Section 15 of the Plan. Employee will deliver the Shares of stock being repurchased to the Company at the same time the Company delivers the purchase price to Employee.

      6.4 Employee hereby authorizes and directs the Company's Secretary (or other authorized officer) or transfer agent to transfer to the Company or its assignee any Unvested Shares as to which the Repurchase Right for Unvested Shares is exercised.

      6.5 The Repurchase Right for Unvested Shares will remain in full force and effect in the event of a Corporate Transaction, except that the Repurchase Right for Unvested Shares will automatically be assigned to the Successor Corporation and the Repurchase Right will automatically lapse if and to the same extent that the vesting of the underlying Option would have accelerated in connection with the Corporate Transaction.

      6.6 The Company may at any time require Employee to deposit any certificate or certificates evidencing the Unvested Shares with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company.

      6.7 Notwithstanding any other provision of this Agreement, if a Qualified IPO or a Corporate Transaction other than a Related Party Transaction has not occurred on or prior to July 1, 2005, and if Employee ceases to be employed by the Company or a Subsidiary for any reason other than Disability or death, then until July 1, 2005 all Unvested Shares that have vested will be subject to repurchase as if they were Unvested Shares under the terms and conditions of this Section 6.

7.    ASSIGNMENT SEPARATE FROM CERTIFICATE

      As security for the faithful performance of this Agreement, Employee agrees, immediately upon receipt of the certificate(s) evidencing any Shares, to deliver such certificate(s), together with a stock power in the form attached to this Agreement as Exhibit A, executed by Employee and by Employee's spouse, if any (with the transferee, certificate number, date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Employee and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Agreement. The Shares will be released from escrow upon termination of the transfer restrictions imposed by this Agreement, except that such release will not affect the rights of the Company with respect to any pledge of Shares to the Company.

8.    SECTION 83(b) ELECTION

      If the Shares are acquired under this Agreement pursuant to the exercise of the Option for Unvested Shares, Employee understands that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date any forfeiture restrictions on the Unvested Shares lapse over the exercise price paid for such Shares will be taxable as ordinary income, subject to payroll and withholding tax and tax reporting, on the date the forfeiture restrictions lapse. For this purpose, the term "forfeiture restrictions" means the right of the Company to buy back the Unvested Shares pursuant to the Repurchase Right for Unvested Shares set forth in Section 6. Employee understands that he or she may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired upon exercise of the Option, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (the "83(b) Election") must be filed with the Internal Revenue Service WITHIN 30 DAYS from the date the Unvested Shares are acquired upon exercise of the Option. Even if the Fair Market Value of the Unvested Shares on the date the Option is exercised equals the exercise price (and thus no tax is payable), the election must be made to avoid the risk of adverse tax consequences in the future. Employee understands that there is a risk that the Internal Revenue Service might challenge the Plan Administrator's determination of the Fair Market Value of the Shares. Employee also understands that (a) Employee will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause Employee to recognize more compensation income than Employee would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Option was exercised is greater than the Fair Market Value of the Shares on that date as determined by the Plan Administrator and/or the value of the Unvested Shares subsequently declines.

      THE FORM FOR MAKING THE 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT C. EMPLOYEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY EMPLOYEE AS THE FORFEITURE RESTRICTIONS LAPSE. Employee further understands that an additional copy of such election form should be filed with Employee's federal income tax return for the calendar year in which the date of this Agreement falls. Employee acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Unvested Shares under this Agreement and does not purport to be complete. EMPLOYEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED EMPLOYEE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH EMPLOYEE MAY RESIDE, AND THE TAX CONSEQUENCES OF EMPLOYEE'S DEATH.

      Employee agrees to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Exhibit B. Employee further agrees that Employee will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit C if Employee chooses to make such an election.

9.    FIRST REFUSAL, REPURCHASE AND PUT RIGHTS

      Subject to Section 9.5, the Shares will be subject to the following first refusal, repurchase and put rights beginning on July 2, 2005 if a Qualified IPO or a Corporate Transaction (other than a Related Party Transaction) has not occurred on or prior to July 1, 2005. Such rights will terminate upon the closing of a Qualified IPO.

      9.1 RIGHTS OF FIRST REFUSAL. Before any Shares held by Employee may be sold or otherwise transferred (including any assignment, pledge, encumbrance or other disposition of the Shares, but not including a permitted transfer under
Section 4.1), the Company will have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 9.1 (the "Right of First Refusal").

            9.1.1 In the event Employee desires to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, Employee will promptly deliver to the Company a written notice (the "First Refusal Notice") stating the terms and conditions of any proposed sale or transfer, including (a) Employee's bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed Employee or other transferee (the "Proposed Transferee"), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which Employee proposes to transfer the Shares (the "Offered Price"). Employee will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 1.

            9.1.2 At any time within the Semi-Annual Exercise Period during which a First Refusal Notice is received, the Company or its assignee may, by giving written notice to Employee, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 9.1.3.

            9.1.3 The purchase price for the Shares purchased under this Section
9.1 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Company's Board of Directors in good faith.

            9.1.4 Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in the manner set forth in Section 9.3 or
(b) in the manner and at the time(s) set forth in the First Refusal Notice.

            9.1.5 If any of the Shares proposed in the First Refusal Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 9.1, then Employee may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the First Refusal Notice, and provided that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 9.1 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the First Refusal Notice are not transferred to the Proposed Transferee within such period, or if Employee proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new First Refusal Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by Employee may be sold or otherwise transferred.

9.2   REPURCHASE AND PUT RIGHTS

      9.2.1 The Company may exercise a right to repurchase any or all of the Shares (the "Repurchase Right") in the event Employee terminates employment with the Company or a Subsidiary for any reason whatsoever, including, without limitation, termination by reason of Retirement, Disability or death, or with or without cause. The Company may exercise the Repurchase Right by delivering a notice to Employee specifying the number of Shares to be purchased (the "Call Notice").

            9.2.2 Any Employee may cause the Company or an affiliate to purchase any or all of the Shares held by Employee (the "Put Right") by delivering written notice to the Company specifying the number of Shares to be purchased by the Company substantially in a form to be provided by the Company (the "Put Notice").

            9.2.3 The purchase price for any Shares to be purchased pursuant to a Call Notice or a Put Notice will be the Fair Market Value of the Shares as set forth in the Year-End Valuation Notice or the Six-Month Valuation Notice for the applicable Semi-Annual Exercise Period (as such terms are defined in Section 2 of the Plan).

      9.3 PAYMENT OF PURCHASE PRICE. The purchase of the Shares subject to purchase under this Section 9 will close within 60 days after receipt by the Company of the applicable First Refusal Notice, Call Notice or Put Notice. Unless otherwise mutually agreed by the involved parties, the closing of any purchase by the Company under this Section 9 will take place at the principal office of the Company. Subject to the maximum payment limitations set forth in
Section 9.6, the purchase price for any Shares acquired through such notices will be paid in the form of (a) cash (by check), (b) promissory note as described in Section 9.4, (c) the Company's assets, or (d) a combination thereof as determined by the Company in its sole discretion, except that any payment involving, in whole or in part, the Company's assets must be approved by Employee.

      9.4 PROMISSORY NOTE. Subject to the maximum payment limitations set forth in Section 9.6, any promissory note issued for the purchase of Shares under this
Section 9 (the "Repurchase Note") will bear interest at the then-current weighted average borrowing rate of the Company, compounded annually, and will be paid in annual installments of interest only for four years, with all principal and accrued interest due in full on the fifth anniversary of such Repurchase Note. Each Repurchase Note will be subordinate to all other lenders of the Company and subject to any contractual or lending restrictions on the Company for payments of compensation or redemption of Shares, except that such Repurchase Notes will be paid prior to any distributions made by the Company attributable to any outstanding Shares of the Company. Employee will execute all documents and agreements considered necessary by the Company's Board of Directors to effectuate the issuance of the Repurchase Note.

      9.5 EXERCISE RESTRICTIONS. Employee may not submit a First Refusal Notice or a Put Notice to the Company and the Company may not submit a Call Notice to Employee earlier than six months and one day following the date the Shares were acquired by Employee (or any shorter period specified by the Company's outside accountants as sufficient to avoid a charge to the Company's earnings for financial reporting purposes). Such notices may be submitted only during a Semi-Annual Exercise Period. Employee may not submit a First Refusal Notice to the Company if the Company has previously submitted a Call Notice to Employee.

      9.6 MAXIMUM CASH PAYMENT. Notwithstanding any other provisions of this
Section 9, and except as otherwise provided in this Section 9.6 or as otherwise approved by the Company's Board of Directors, in no event will the Company be obligated, during any calendar year, to make aggregate payments of cash (net of any offsetting debts) to all persons who have sold shares of Common Stock to the Company pursuant to first refusal, repurchase and put rights under the Plan and applicable agreements and any other compensatory plan or arrangement of the Company during such year or any prior year for payment of the purchase price, pursuant to the terms of a Note or otherwise relating to the purchase of such Shares in excess of a sum equal to (a) 10% of Net Earnings for the Company's prior fiscal year (Net Earnings to be determined by the Company's outside accountants on the basis of the Company's financial statements) (the "Maximum Annual Payment") plus (b) any unused carryforward of Maximum Annual Payment from any prior year commencing on the date the first notice (as applicable) is delivered to or by the Company. For this purpose, Net Earnings means the net earnings of the Company for a fiscal year, as reported in the Company's consolidated financial statements for such year, adjusted to eliminate the effect of changes in accounting principles, and "extraordinary items" determined under generally accepted accounting principles.

      In addition, the Company will in no event be required to make any payment which would, in the opinion of the Company's Board of Directors, (a) be in violation of applicable law, (b) violate a covenant imposed by a bank or other lender, lessor or other bona fide third-party contracting party of the Company, or (c) unreasonably limit the ability of the Company to meet its cash obligations in the ordinary course of business.

      Any cash payment made that is subject to such limitations will be applied first to accrued interest on any outstanding Notes to the extent of and in proportion to such accrued interest outstanding as of the last day of the month prior to any cash payment and then to the unpaid principal balance of outstanding Notes, beginning with the oldest of such Notes and ending with the most recently issued of such Notes, except that in no event will any payment under a Note be deferred more than 10 years after the issuance thereof. The Company will use reasonable efforts to provide its best information regarding the maximum cash payment available to Employees and other interested parties no later than the beginning of each Semi-Annual Exercise Period. The Company will seek to accelerate payment for redeemed shares to the extent that cash is reasonably available and provided such payments do not result in violation of applicable contractual obligations or law.

      9.7 FURTHER ACTS. Whenever the Company will, pursuant to this Agreement, purchase Shares, each Employee or the legal representative of Employee will do all things and execute and deliver all papers as may be necessary to consummate such purchase.

      9.8 INDEBTEDNESS TO COMPANY OF EMPLOYEE. In the event the Company purchases an Employee's Shares pursuant to this Agreement, the Company may set off against the purchase price for the Shares any indebtedness owed to the Company by such Employee or his or her estate, whether or not such indebtedness is then due.

10.   LEGENDS

      Employee understands and agrees that the Shares are subject to first refusal and/or repurchase rights, as set forth in this Agreement. Employee understands that the certificate(s) representing the Shares will bear legends in substantially the following forms:

      "The securities represented by this certificate are subject to certain restrictions on public resale and transfer and first refusal and/or repurchase rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock purchase agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and first refusal and/or repurchase rights are binding on transferees of these shares."

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that the proposed transfer or resale is in compliance with the Act and any applicable state securities laws."

11.   STOP-TRANSFER NOTICES

      Employee understands and agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

12.   INDEPENDENT TAX ADVICE

      Employee acknowledges that determining the actual tax consequences to each particular Employee of exercising the Option or disposing of the Shares may be complicated. These tax consequences will depend, in part, on Employee's specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. Employee is aware that Employee should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to Employee prior to exercising the Option or disposing of the Shares. Prior to exercising the Option, Employee either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of Employee's specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

13.   WITHHOLDING AND DISPOSITION OF SHARES

      As described in the Option Agreement, Employee will make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise upon purchase of the Shares

14.   GENERAL PROVISIONS

      14.1 ASSIGNMENT. The Company may assign its Rights of First Refusal and/or Repurchase Rights or its obligations under any Put Rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors, including, without limitation, one or more stockholders of the Company.

      14.2 NOTICES. Any notice required in connection with (a) the Company's first refusal and/or repurchase rights or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by 10 days' advance written notice under this Section 14.2 to all other parties to this Agreement.

      14.3 NO WAIVER. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right under this Agreement.

      14.4 CANCELLATION OF SHARES. If the Company or its assignees will make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased by the Company pursuant to the exercise of the Rights of First Refusal, Repurchase Rights and/or Put Rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be repurchased will no longer have any rights as a Employee of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares will be deemed purchased in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and Employee of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

      14.5 EMPLOYEE UNDERTAKING. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Shares pursuant to the express provisions of this Agreement.

      14.6 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

      14.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Employee and Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

      14.8 NO EMPLOYMENT CONTRACT. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company or a Subsidiary to terminate Employee's employment with the Company, for any reason, with or without cause.

      14.9 STOCKHOLDER OF RECORD. Employee will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

      14.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

      14.11 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above as the Exercise Date.

                                  AVANADE INC.

                                  By: ___________________________________
                                  Title: ________________________________
                                  Address: ______________________________

                                  _______________________________________

                                  EMPLOYEE

                                  _______________________________________
                                  Printed Name: _________________________


      By his or her signature below, the spouse of Employee, if such Employee is legally married as of the date of Employee's execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions of this Agreement and the Plan, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

                                  Dated: _________________________

                                  _______________________________________
                                  Spouse's Signature

                                  _______________________________________
                                  Printed Name

      By his or her signature below, Employee represents that he or she is not legally married as of the date of executing this Agreement.

                                  Dated:  __________________________

                                  _______________________________________
                                  Employee's Signature

                                     RECEIPT

      _______________________ hereby acknowledges receipt from
____________________ in payment for ________ shares of Common Stock of Avanade Inc., a Washington corporation, of $______________ in the form of

      [ ]   Cash

      [ ]   Check (personal, cashier's or bank certified)

      [ ] __________ shares of the Company's Common Stock, fair market value $_______ per share, held by the optionee for a period of at least six months

      [ ]   Copy of irrevocable instructions to broker

      [ ]    Other: _______________________

Date:  __________________________              By: _________________________

FMV on such date:  $______________             For:  Avanade Inc.

                                    EXHIBIT A

          [PLEASE SEE SECTION 7 OF THE EARLY EXERCISE NOTICE AND STOCK
                 PURCHASE AGREEMENT BEFORE FILLING THIS OUT!!!]

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to that certain Early Exercise Notice and Stock Purchase Agreement dated as of ___________, ____, the undersigned hereby sells, assigns and transfers unto ______________________ _______ shares of the Common Stock of Avanade Inc., a Washington corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ___ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

      Dated: _________________________________________

      Signature: ______________________________________

      Please print name: ______________________________

      Spouse's signature, if any: ___________________________

      Please print name: ____________________________________

                                    EXHIBIT B

                    ACKNOWLEDGMENT AND STATEMENT OF DECISION
                        REGARDING SECTION 83(b) ELECTION

      The undersigned, a purchaser of ___________ shares of Common Stock of Avanade Inc., a Washington corporation (the "Company"), by exercise of an option (the "Option") granted pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), hereby states as follows:

      1. The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Option Agreement pursuant to which the Option was granted.

      2.    The undersigned either (check and complete as applicable):

      (a) ____ has consulted, and has been fully advised by, the undersigned's own tax advisor, _____________________________________, whose business address is ______________________________, regarding the federal, state and local tax consequences of purchasing shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to the corresponding provisions, if any, of applicable state law; or

      (b)   ____ has knowingly chosen not to consult such a tax advisor.

      3. The undersigned hereby states that the undersigned has decided (check as applicable):

      (a) ____ to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Early Exercise Notice and Stock Purchase Agreement, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986";

      (b)   ____ not to make an election pursuant to Section 83(b) of the Code.

      4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:  ____________          ______________________________
                              Employee

                              ______________________________
                              Print Name

Dated:  ____________          ______________________________
                              Spouse of Employee

                              ______________________________
                              Print Name

                                    EXHIBIT C

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986
                        (FOR NONQUALIFIED STOCK OPTIONS)

      The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

      NAME OF TAXPAYER:  ____________________________

      NAME OF SPOUSE:  ______________________________

      ADDRESS:  _____________________________________

                ______________________________________

      IDENTIFICATION NO. OF TAXPAYER:  ______________

      IDENTIFICATION NO. OF SPOUSE:  ___________________

      TAXABLE YEAR:  __________

2. The property with respect to which the election is made is described as follows: ______________ shares of the Common Stock, par value $0.0001 per share, of Avanade Inc., a Washington corporation (the "Company").

3.    The date on which the property was transferred is _______________.

4.    The property is subject to the following restrictions:

      The property is subject to a repurchase right pursuant to which the Company has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the Company is terminated. The Company's repurchase right lapses in a series of installments over a ___-year period ending on _____________________.

5. The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $____________.

6.    The amount (if any) paid for such property is $____________.

      The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

      The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Date: _______________   Signature:_____________________________________________

                        Printed name of employee:______________________________

Date:________________   Signature:_____________________________________________

                        Printed name of spouse of employee:____________________

Distribution of Copies

1. File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2. Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.

3.    Mail one copy to the Company at the following address:

                           Avanade Inc.
                           Attention:  General Counsel
                           2211 Elliott Ave.
                           Seattle, WA  98121